Exhibit 11
                                                                 ----------

                           READING & BATES CORPORATION
                                AND SUBSIDIARIES

    COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
            (in thousands except share and per share amounts)

                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                     SEPTEMBER 30,          SEPTEMBER 30,
                                 ---------------------  ---------------------
                                     1997      1996        1997      1996
                                 ---------- ----------  ---------- ----------
PRIMARY NET INCOME PER SHARE:

Weighted average number of
 common shares outstanding       72,124,127 62,686,024  72,064,437 62,312,556
                                 ========== ==========  ========== ==========
Net income                       $    6,377 $   22,645  $   48,453 $   51,952

 Less dividends paid on $1.625
  Convertible  Preferred  Stock           -     (1,206)          -     (3,631)
                                 ---------- ----------  ---------- ----------
Adjusted net income applicable
 to common shares outstanding    $    6,377 $   21,439  $   48,453 $   48,321
                                 ========== ==========  ========== ==========
Primary net income
 per common share                $      .09 $      .34  $      .67 $      .78
                                 ========== ==========  ========== ==========

FULLY DILUTED NET INCOME PER SHARE:

Weighted average number
 of common shares outstanding           n/a 62,686,024         n/a 62,312,556

Assume conversion of:
  $1.625 Convertible
    Preferred Stock                     n/a  8,372,482         n/a  8,366,454
                                 ---------- ----------  ---------- ----------
Adjusted common shares
 outstanding - fully diluted            n/a 71,058,506         n/a 70,679,010
                                 ========== ==========  ========== ==========
Adjusted net income applicable
 to common shares outstanding    $      n/a $   21,439  $      n/a $   48,321
Adjustments:
   Dividends paid on $1.625
    Convertible Preferred Stock         n/a      1,206         n/a      3,631
                                 ---------- ----------  ---------- ----------
Adjusted net income applicable
  to common shares outstanding
  - assuming full dilution       $      n/a $   22,645  $      n/a $   51,952
                                 ========== ==========  ========== ==========
Fully diluted net income per
 common share (considering
 only dilutive convertible
 securities)                     $      n/a $      .32  $      n/a $      .74
                                 ========== ==========  ========== ==========


                            READING & BATES CORPORATION
                                 AND SUBSIDIARIES

    COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
              (in thousands except share and per share amounts)

                                    THREE MONTHS ENDED    NINE MONTHS ENDED
                                      SEPTEMBER 30,         SEPTEMBER 30,
                                 ---------------------  ---------------------
                                     1997      1996        1997       1996
                                 ---------- ----------  ---------- ----------
FULLY DILUTED NET INCOME PER SHARE:*

Weighted average number of
 common shares outstanding       72,124,127 62,686,024  72,064,437 62,312,556

Assume exercise of outstanding
 stock options (based on the
 treasury stock method)           1,377,582  1,253,686   1,119,827  1,238,426

Assume conversion of securities:
 $1.625 Convertible Preferred Stock       -  8,372,482           -  8,366,454
 8% Senior Subordinated Convertible
  Debentures                        823,410    823,631     823,410    823,631
                                 ---------- ----------  ---------- ----------
Adjusted common shares
 outstanding - fully diluted     74,325,119 73,135,823  74,007,674 72,741,067
                                 ========== ==========  ========== ==========
Adjusted net income applicable
 to common shares outstanding    $    6,377 $   21,439  $   48,453 $   48,321
Adjustments:
 Interest on 8% Senior Sub-
  ordinated Convertible Debentures    1,036        945       2,965      2,714
 Dividends paid on $1.625
  Convertible Preferred Stock             -      1,206           -      3,631
                                 ---------- ----------  ---------- ----------
Adjusted net income applicable
 to common shares outstanding
 - assuming full dilution       $     7,413 $   23,590  $   51,418 $   54,666
                                =========== ==========  ========== ==========
Net income per common share
 - assuming full dilution       $       .10 $      .32  $      .69 $      .75
                                =========== ==========  ========== ==========

  *This calculation considers all convertible securities and is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15.